EXHIBIT 3.01(iii)


                            CERTIFICATE OF CORRECTION
                                       OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          AMERICAN MEDICAL ALERT CORP.

     The undersigned, Howard M. Siegel and John Merlo, pursuant to section 105 of the New York Business Corporation Law, do hereby certify:

     1.   The name of the corporation is American Medical Alert Corp.

     2. The undersigned are the President and Secretary, respectively, of American Medical Alert Corp.

     3. A Certificate of Amendment of the Certificate of Incorporation of American Medical Alert Corp. was filed in the office of the Department of State at Albany, New York on the 12th day of August 1981.

     4. Said Certificate of Amendment is erroneous in that Paragraph 5 of said Certificate incorrectly amended Article 7 instead of Article 6 of the Certificate of Incorporation.

     5. This Certificate is filed to correct such error and to delete Paragraph 5 of the Certificate of Amendment. For the purpose of correcting said error, said Paragraph 5 of Certificate of Amendment is hereby corrected to read as follows, to wit:

          "5. The Certificate of Incorporation is amended as authorized by
     Section 801 of the Business Corporation Law so as to add a new Article 6 eliminating pre-emptive rights as provided for in Section 622 of the New York Business Corporation Law.

          Paragraph 6 of the Certificate of Incorporation shall read as follows:

     SIXTH: No holder of the Common Stock of the Corporation shall be entitled as such as a matter of right to subscribe for or to purchase any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into stock of any class, whatsoever, whether now or hereafter authorized, or whether issued for property or services or by way of dividend or for cash, and all such rights are waived by each holder of the Common Stock."

     For the purpose of deleting such unauthorized matter, Paragraph 5 of the Certificate of Amendment is hereby declared to be deleted and eliminated and the new Paragraph 5 is placed instead thereof.




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     IN WITNESS WHEREOF, the undersigned have executed and signed this
Certificate of Correction this 29th day of November 1983.


                                                /s/ Howard M. Siegel
                                                --------------------------------

                                                Howard M. Siegel, President



                                                /s/ John Merlo
                                                --------------------------------

                                                John Merlo, Secretary




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